Exhibit 16.1

January 11, 2001

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Stage Stores, Inc. (the "Company") in the first four paragraphs of Item 4 of the Company's Form 8-K report dated January 11, 2001. We agree with the statements in the first four paragraphs of Item 4 of the Company's Form 8-K dated January 11, 2001 concerning our Firm.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

31150-132/454388_1